EXHIBIT 99.1

ORGANIC SOILS.COM, INC.

FOR IMMEDIATE RELEASE
May 19, 2005

FOR FURTHER INFORMATION CONTACT:
Thomas B. Olson, Corporate Secretary
Inhibiton Therapeutics, Inc.
(303) 796-8940


   ORGANIC SOILS.COM COMPLETES THE ACQUISITION OF INHIBETEX THERAPEUTICS, INC.
                AND CHANGES NAME TO INHIBITON THERAPEUTICS, INC.

ENGLEWOOD, CO - Organic Soils.com, Inc. (OTC/BB: OSLC) announced today that it has completed the acquisition of all of the issued and outstanding common stock of Inhibetex Therapeutics, Inc. ("Inhibetex") in a tax-free share exchange. Final effectiveness of the transaction is subject to the filing of exchange documents with the Secretary's of State of Nevada and Colorado, which is anticipated to occur within the next 48 hours. Concurrent with the closing, the name of the Company is being changed to Inhibiton Therapeutics, Inc. The Company is applying for a change of its stock symbol and will notify investors when that change takes effect.

As part of the transaction, Organic Soils.com issued 11,128,000 shares of common stock to the stockholders of Inhibetex in exchange for 100% of the issued and outstanding shares of Inhibetex in the transaction. As a result, following the transaction, a total of 13,451,000 common shares are issued and outstanding. In connection with the transaction, Organic Soils.com disposed of its business operations in Anchorage, Alaska for nominal consideration.

Inhibiton Therapeutics, Inc. (formerly known as Organic Soils.com, Inc.) is a nominally capitalized development stage company focused on biotechnology research, development and potential commercialization of technologies and products for new cancer therapeutic agents and cancer fighting drugs called targeted therapies. The initial focus of the company's research is a protocol to investigate the effect of PKC isozymes on the regulation of brain cancer cells, which Inhibiton has been funding since October 2004.
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The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.